UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005
___________________________________________________________

IGI, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

Delaware	001-08568	01-0355758
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of Principal Executive Offices) (Zip Code)

(856) 697-1441
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.

      On December 15, 2005, IGI, Inc. (the "Company") entered into agreements to sell four units (the "Units") to accredited investors, pursuant to a Private Placement Memorandum dated November 11, 2005, for an aggregate purchase price of $400,000. Each Unit consists of 133,333 shares of common stock of the Company, $.01 par value per share (the "Common Stock"), and warrants to purchase 26,666 shares of the Common Stock (the "Warrants"). To date, the Company has received funds of $200,000. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

      The Warrants are exercisable from December 15, 2005 until December 15, 2007 at an exercise price of $0.90 per share, subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of our common stock or distributions of cash or other assets. The Warrants do not entitle the holders to any voting or other rights as a stockholder until such Warrants are exercised and common stock is issued. The rights of the holder of the Warrants are more fully set forth in the form of Warrant attached hereto as Exhibit 4.2.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

4.1	Form of Subscription Agreement
4.2	Form of Common Stock Purchase Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

	By:	/s/ Frank Gerardi

Frank Gerardi
Chairman & Chief Executive Officer

Date: December 21, 2005

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EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Subscription Agreement
4.2	Form of Common Stock Purchase Warrant

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